EXHIBIT 99.1

Bone Care International, Inc. Reports Third Quarter FY 2004 Financial Results

— Quarterly Sales of Hectorol ® Reach Record $11.6 Million —
— Company Reports First Profitable Quarter —
— Company Raises Sales Guidance Range to $41-$43 Million —

     Middleton, Wisconsin, April 28, 2004 – Bone Care International, Inc. (Nasdaq: BCII) today announced financial results for the third fiscal quarter, ended March 31, 2004. The Company reported record quarterly sales for Hectorol ® (doxercalciferol) of $11.6 million, compared to Hectorol ® sales of $3.1 million for the third fiscal quarter of 2003, representing an increase of $8.5 million, or 277 percent. Sales of Hectorol ® were $28.9 million for the first nine months of fiscal 2004, an increase of $16.7 million, or 136 percent from the same period of fiscal 2003.

     The net profit for the third fiscal quarter of 2004 was $0.3 million, or $0.02 per common share, compared with a net loss for the third fiscal quarter of 2003 of $4.6 million, or $0.33 per common share. The net loss for the first nine months of fiscal 2004 was $2.3 million, or $0.16 per common share, compared with a net loss of $10.4 million, or $0.73 per common share, for the same period of fiscal 2003. The Company ended the third fiscal quarter of 2004 with a total of $12.9 million in cash and short and long-term investments, representing an increase of $1.0 million over the total of $11.9 million in cash and short and long-term investments at the end of the second fiscal quarter of 2004.

     “This was a strong quarter of performance for Bone Care, highlighted by the continuing sales momentum of Hectorol ® ,” said Paul L. Berns, President and Chief Executive Officer. “Our growth in revenues, advances in our product development efforts, and approval of our supplemental new drug application (sNDA) for Hectorol ® 0.5 mcg Capsules for use in pre-dialysis chronic kidney disease (CKD), reflects the outstanding efforts of our employees and their commitment to patients. We are encouraged with the progress of our quarter over quarter sales performance, represented by a $2.5 million or 27 percent increase, and are pleased to report our fourth consecutive quarter of double-digit sales growth. Additionally, we continue to invest behind our business to maximize our growth drivers and advance our pipeline.”

     Third quarter highlights include:

•	U.S. Food and Drug Administration (FDA) approved Hectorol ® 0.5 mcg Capsules for the treatment of secondary hyperparathyroidism (SHPT) in CKD patients (Stages 3 and 4) prior to dialysis. This new indication could address an unmet medical need among the estimated 7.6 million Stage 3 CKD patients and the 400,000 Stage 4 CKD patients.

•	Continued progress with clinical development programs, including initiation of a Phase I study for LR-103, conducted by the University of Wisconsin in approximately 30 oncology patients. Additionally, the Company continues to

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establish clinical research collaborations with national dialysis provider groups to conduct studies to further reinforce Hectorol’s ® unique profile and clinical utility.

•	The appointment of two new independent directors to the Board of Directors: Herbert J. Conrad, who was appointed Chairman of the Board, and Klaus R. Veitinger, M.D., Ph.D. The appointments increased the number of independent directors to six of the eight members of the Board.

     The Company increased its prior sales guidance and now expects fiscal year 2004 Hectorol ® sales to range from $41 million to $43 million. The Company continues to anticipate profitability in the fourth quarter of fiscal year 2004.

     Management will host a conference call on Thursday, April 29, 2004, at 9:00 a.m. CDT. The toll-free number within North America is (888) 694-4728; the dial-in number for international participants is (973) 935-8513. The call is available for playback until midnight on May 1, 2004 at (877) 519-4471 within North America and at (973) 341-3080 for international callers. The playback pass code is 4701733. The call can also be accessed via webcast and will be archived for playback at www.bonecare.com/conferencecall.

Bone Care International (www.bonecare.com) is a pharmaceutical company engaged in discovery, development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Our current commercial and therapeutic focus is in nephrology utilizing Hectorol ® , our novel vitamin D hormone therapy, to treat secondary hyperparathyroidism in patients with moderate to severe chronic kidney disease and end-stage renal disease. In addition to chronic kidney disease, the Company is developing vitamin D hormone therapies to treat hyperproliferative disorders such as cancer and psoriasis.

Contacts:

Rx Communications Group, LLC	Bone Care International, Inc.
Melody A. Carey (Investors)	Brian J. Hayden
(917) 322-2571	Chief Financial Officer
Pete Holmberg (Media)	(608) 662-7800
(917) 322-2164

This press release contains forward-looking statements. Statements relating to future sales, costs of sales, other expenses, profitability, financial resources, or products and production schedules, or statements that predict or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management’s current plans and expectations as well as assumptions made by and information currently available to management. Accordingly, the Company’s actual results may differ materially from those expressed or implied in such forward-looking statements due to known and unknown risks and uncertainties that exist in the Company’s operations and business environment, including, among other factors, the ability of the Company and each of its suppliers of doxercalciferol, Hectorol ® Injection and Hectorol ® Capsules to meet the Company’s anticipated production schedules, technical risks associated with the development of new products, regulatory policies in the United States and other countries, risks associated with our ability to avoid or minimize delays in/or interruption of the manufacture and supply of our products, including the approvals of regulatory authorities in connection therewith, reimbursement policies of public and private health care payors, introduction and acceptance of new drug therapies, competition from existing products and from new products or technologies, the failure by the Company to produce anticipated cost savings or improve productivity, the timing and magnitude of capital expenditures and acquisitions, economic and market conditions in the United States, Europe and the rest of the world, and other risks associated with the Company’s operations, including those identified from time to time in our public filings. The Company disclaims any obligation to update any such factors or to publicly announce any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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BONE CARE INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended,		For the Nine Months Ended,
	March 31,	March 31,	March 31,	March 31,
	2004	2003	2004	2003
PRODUCT SALES	$11,617,323	$3,078,022	$28,857,850	$12,238,435
COST AND OPERATING EXPENSES:
Cost of product sales	2,928,774	1,527,174	7,777,526	4,496,618
Research and development	2,610,139	1,712,899	6,056,527	5,083,414
Selling, general and administrative	5,803,602	4,575,697	17,431,151	13,522,074

	11,342,515	7,815,770	31,265,204	23,102,106

Profit (loss) from Operations	274,808	(4,737,748)	(2,407,354)	(10,863,671)
INTEREST INCOME, net	27,324	112,989	129,409	480,079

NET PROFIT (LOSS)	$302,132	$(4,624,759)	$(2,277,945)	$(10,383,592)

Earnings (loss) per share:
Basic	$0.02	$(0.33)	$(0.16)	$(0.73)
Diluted	$0.02	$(0.33)	$(0.16)	$(0.73)
Shares used in calculation of earnings (loss) per share:
Basic	14,329,963	14,168,652	14,290,162	14,160,893
Diluted	16,555,748	14,168,652	14,290,162	14,160,893

Certain prior period amounts in the financial statements have been reclassified to conform to the fiscal 2004 presentation.

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BONE CARE INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2004	June 30, 2003
ASSETS
CURRENT ASSETS
Cash, cash equivalents and marketable securities	$11,940,744	$16,690,044
Accounts receivable, net	4,200,259	2,814,753
Inventory	5,097,818	2,080,604
Other current assets	1,075,328	778,725

Total current assets	22,314,149	22,364,126
LONG TERM SECURITIES	909,632	913,401
OTHER ASSETS	3,708,319	3,570,835

	$26,932,100	$26,848,362

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES	$8,022,675	$5,755,890
LONG-TERM LIABILITIES	77,011	649,880
SHAREHOLDERS’ EQUITY
Common stock	74,308,568	73,640,801
Accumulated deficit	(55,476,154)	(53,198,209)

Total shareholders’ equity	18,832,414	20,442,592

	$26,932,100	$26,848,362

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